SHARE EXCHANGE AGREEMENT
                            ------------------------

THIS SHARE EXCHANGE AGREEMENT (the "Agreement"), is made this 3rd day of June, 2002, by Xenicent Corporation ("XCNT"), a North Carolina Corporation, the persons executing this Agreement listed on the signature page hereto (referred to collectively as "XCNT Shareholders") who own approximately 67% of the outstanding shares of XCNT's voting shares) and Traderight Corporation (Traderight), a Florida corporation. This Agreement sets forth the terms and conditions upon which XCNT and its shareholders shall enter into a binding share exchange agreement with Traderight.

                                      TERMS
                                      -----

1. XCNT will acquire 500,000 shares of common stock of Traderight in exchange for 300,000 shares of common stock of XCNT.

2. Upon effectiveness of a registration statement by Traderight registering the aforementioned shares, XCNT will distribute the shares on a pro rata basis to its shareholders of record on that date.

3. XCNT shall also have a guarantee of performance whereby Traderight has one year from the date of this agreement to register the aforementioned shares and gain active trading status on the NASDAQ Over-the-Counter Bulletin Board (OTC BB) or similar recognized U.S. national exchange. Both companies agree to return the common shares of each party's holdings in the event that Traderight is unsuccessful in achieving registration and active trading status for its common shares.

4. XCNT agrees to pay the fees associated with distributing the common shares to its shareholders. Traderight agrees to pay the fees associated with registering the Traderight common stock and gaining active trading status.

5. XCNT and/or its designated representatives shall be permitted to complete a satisfactory review of the business and financial statements of Traderight.

6. This transaction shall be based on Traderight representation of approximately 7,000,000 shares of common stock issued and outstanding immediately after the initial public offering.

7. The date of acquisition shall be no later than June 10, 2002 unless extended in writing by both parties.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

_________________________
Duane  Bennett,  President
Xenicent  Corporation  (XCNT)

_________________________
Jay  Patel,  Chief  Executive  Officer
Traderight  Corporation  (Traderight)